EXCHANGE AGREEMENT
BY AND AMONG

APPLIED SPECTRUM TECHNOLOGIES, INC.,

KI EQUITY PARTNERS III, LLC,

EVER LEADER HOLDINGS LIMITED AND

EACH STOCKHOLDER OF EVER LEADER HOLDINGS LIMITED

DATED AS OF SEPTEMBER 7, 2006

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of September 7, 2006, by and among Applied Spectrum Technologies, Inc., a Delaware corporation (“Applied Spectrum”), KI Equity Partners III, LLC, a Delaware limited liability company (“KI Equity”), Ever Leader Holdings Limited, a company incorporated under the laws of Hong Kong SAR (the “Company”), XIA Pharmaceutical Inc., an international business company incorporated in the British Virgin Islands and the majority shareholder of the Company (“XIA”), each other Person (as defined in Section 11.2 hereof) listed under the caption “Shareholders” on the signature page hereof, together with each person becoming a Shareholder prior to the closing of the transactions contemplated hereunder who shall execute a counterpart signature of this Agreement. Such Persons and XIA are all of the shareholders of the Company, and Mr. Yiqing Wan and Ms. Wei Xu together own all of the outstanding capital stock of XIA (“XIA Shareholders”). The Shareholders shall be referred to herein collectively as the “Shareholders” and individually as a “Shareholder.”

RECITALS

A.  The Shareholders own all of the Shares (as defined in Section 1.1) of the Company.

B.  The Company owns 95% of the issued and outstanding capital stock of Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a China-Foreign Equity Joint Venture company incorporated under the laws of the People’s Republic of China (“Benda”). Mr. Yiqing Wan owns 5% of the issued and outstanding capital stock of Benda.

C.  Benda owns: (i) 95% of the issued and outstanding capital stock of Jingling Benda Pharmaceutical Co., Ltd., a company formed under the laws of the People’s Republic of China (“Jingling”); (ii) 95% of the issued and outstanding capital stock of Yidu Benda Chemical Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Yidu”); and (iii) 75% of the issued and outstanding capital stock of Beijing Shusai Pharyngitis Research Co., Ltd., a company incorporated under the laws of the People’s Republic of China (“Shusai”). Mr. Yiqing Wan owns: (i) 5% of the issued and outstanding capital stock of Jingling; and (ii) 5% of the issued and outstanding capital stock of Yidu. Mr. Feng Wang owns 25% of the issued and outstanding capital stock of Shusai.

D.  Benda, Jingling, Yidu and Shusai shall be referred to herein collectively as the “Group”.

E.  The Company and the Group are engaged in the business of development, manufacturing and distribution of medicines, active pharmaceutical ingredients and pharmaceutical intermediates.

F.  The XIA Shareholders own all of the issued and outstanding capital stock of XIA and are parties to this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements.

G.  KI Equity owns the majority of the issued and outstanding shares of common stock of Applied Spectrum and is party to this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements.

H.  Applied Spectrum desires to acquire all of the Shares and equity ownership of the Company from the Shareholders in exchange for Applied Spectrum Common Stock (as defined in Section 4.2(a) ), and the Shareholders desire to transfer and contribute all of their Shares and equity ownership of the Company to Applied Spectrum in exchange for Applied Spectrum Common Stock, on the terms and conditions hereinafter set forth.

I.  As a condition and inducement to Applied Spectrum’s willingness to enter into this Agreement, at or prior to the Closing (as defined in Section 1.2), KI Equity and each Shareholder will enter into a voting agreement in substantially the form attached hereto as Exhibit A (the “Voting Agreement”).

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

EXCHANGE

1.1 Exchange.

At the Closing and subject to and upon the terms and conditions of this Agreement, the Shareholders agree to contribute, transfer, assign and deliver to Applied Spectrum, and Applied Spectrum agrees to acquire from the Shareholders, all of the outstanding shares of capital stock of the Company (“Shares”) owned by the Shareholders as specifically set forth on Schedule 1.1 hereto. As of the Closing Date, the Shares shall constitute all of the issued and outstanding Shares and equity ownership interests of the Company. The exchange of Shares contemplated hereunder and the other transactions contemplated hereunder shall be referred to herein as the “Transaction” or the “Transactions”.

1.2 Closing.
Unless this Agreement shall have been terminated pursuant to Article IX hereof, the closing of the Transaction (the “Closing”) shall take place at the offices of Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 (“Company Counsel”) at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the “Closing Date”).

1.3 Exchange Consideration. In exchange for the Shares of the Company, Applied Spectrum shall, at Closing, issue to the Shareholders 64,942,360 shares of Applied Spectrum Common Stock. The shares of Applied Spectrum Common Stock shall represent approximately 91.46% of the issued and outstanding shares of common stock of Applied Spectrum, on a fully diluted basis, immediately following the Closing, but prior to the Financing (as defined in Section 7.1(k) below).

1.4 Allocation of Shares of Applied Spectrum Common Stock. At the Closing, the shares of Applied Spectrum Common Stock to be issued to the Shareholders in exchange for the Shares shall be issued to the respective Shareholders in proportion to their respective ownership of the Shares as described in Schedule 1.1 hereto.

1.5 Delivery of Assignment of Shares. At Closing, the Company shall deliver to Applied Spectrum a certificate duly executed and authorized by the registered agent of the Company and each of the officers and directors of the Company certifying to the ownership of the Shares by each Shareholder as set forth on Schedule 1.1 hereof, and each Shareholder shall deliver an assignment, stock power or other acceptable instrument of transfer of the Shares owned by such Shareholder, duly executed by such Shareholder with all certificates representing the Shares and such other documents as may be reasonably requested to vest in Applied Spectrum good and marketable title to the Shares free and clear of any and all Liens (as defined in Section 2.3 hereof). The Company shall record the transfer of the Shares described in this Section 1.5 on its transfer books.

1.6 Issuance of Certificates Representing Applied Spectrum Common Stock. At Closing, Applied Spectrum will issue the shares of Applied Spectrum Common Stock to the Shareholders as provided in Section 1.4 above. The shares of Applied Spectrum Common Stock, when issued, shall be restricted shares and may not be sold, transferred or otherwise disposed of by the Shareholders without registration under the Securities Act of 1933, as amended (“Securities Act”) or an available exemption from registration under the Securities Act. The certificates representing the shares of Applied Spectrum Common Stock will contain the appropriate restrictive legends.

1.7 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including to vest Applied Spectrum with full right, title and possession to the Shares, the Shareholders and Applied Spectrum will take all such lawful and necessary action.

1.8 Escrow Deposit. At Closing, the certificates of Applied Spectrum Common Stock to be delivered to the Shareholders in connection with the Transaction, and the certificates representing the Shares owned by the Shareholders, shall be delivered to Escrow Agent (as defined herein) and held by Escrow Agent pursuant to the Escrow Agreement (as defined herein) and Section 9.6 hereof. The Escrow Agreement shall provide, among other things, that no deliveries of the foregoing certificates shall be made until such time as the Registration Statement (as defined herein) is filed with the U.S. Securities and Exchange Commission (the “SEC”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS WITH RESPECT TO SHARES

Each Shareholder of the Company for himself only, and not with respect to any other Shareholder, and each of the XIA Shareholders jointly with respect to XIA only, hereby severally represents and warrants to, and covenants with, Applied Spectrum with respect to such Shareholder as follows:

2.1 Ownership of Shares. Each Shareholder of the Company is both the record and beneficial owner of the Shares set forth beside such Shareholder’s name on Schedule 1.1 hereto. Each Shareholder is not the record or beneficial owner of any other Shares. The information set forth on Schedule 1.1 with respect to each Shareholder is accurate and complete.

2.2 Authority of Shareholders. Each Shareholder that is a natural person has full power and authority and is competent to (i) execute, deliver and perform this Agreement, and each ancillary document which each such Shareholder has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement), and (ii) carry out each such Shareholder’s obligations hereunder and thereunder, without the need for any Governmental Action/Filing (as defined herein). Each Shareholder that is a corporate or other entity has obtained all due authorization and has full power for the execution, delivery and performance of this Agreement and each ancillary document which each such Shareholder has executed or delivered or is to execute or deliver pursuant to this Agreement (including the Voting Agreement) and to carry out each such Shareholder’s obligations hereunder and thereunder without the need for any Governmental Action/Filing. The execution, delivery and performance by each Shareholder of this Agreement and each ancillary document does not and will not conflict with, result in a breach of, or constitute a default or require a consent or action under, any agreement or other instrument to or by which such Shareholder is a party or is bound or to which any of the Shares of such Shareholder are subject, or, to such Shareholder’s Knowledge (as defined in Section 11.2(d)), any Legal Requirement (as defined herein) to which such Shareholder is subject, or result in the creation of any Lien (as defined in Section 2.3) on the Shares. This Agreement, and each Shareholder’s ancillary documents to be executed and delivered by such Shareholder at the Closing, has been duly executed and delivered by such Shareholder (and each ancillary document to be executed and delivered by such Shareholder at or after the Closing will be duly executed and delivered by such Shareholder), and this Agreement constitutes, and each ancillary document, when executed and delivered by such Shareholder will constitute, and assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, as applicable, such Shareholder’s legal, valid and binding obligation, enforceable against such Shareholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy. For purposes of this Agreement, (x) the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority, and (y) the term “Legal Requirements” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 3.5(b)), and all requirements set forth in applicable Contracts (as defined in Section 3.19(a)).

2.3 Title To Shares. Each Shareholder has and shall transfer to Applied Spectrum at the Closing, good and marketable title to the Shares shown as owned of record by such Shareholder on Schedule 1.1 to this Agreement, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever (“Liens”).

2.4 Pre-emptive Rights. At Closing, no Shareholder has any pre-emptive rights or any other rights to acquire any Shares of the Company that have not been waived or exercised.

2.5 Repayment of Obligations. At the Closing Date, all amounts owed to the Company, any member of the Group or any Subsidiary of the foregoing (as defined in Section 3.2 hereof) by each Shareholder (regardless of whether such amounts are due and payable) shall have been paid in full.

2.6 Acquisition of Shares of Applied Spectrum Common Stock for Investment.

(a) Each Shareholder is acquiring the shares of Applied Spectrum Common Stock for investment for Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Each Shareholder further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the shares of Applied Spectrum Common Stock.

(b) Each Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Applied Spectrum and its securities.

(c) Each Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) as identified on Schedule 1.1 hereto (each a “Non-U.S. Shareholder”) understands that the shares of Applied Spectrum Common Stock are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States. Each certificate representing the shares of Applied Spectrum Common Stock shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S as identified on Schedule 1.1 hereto (each a “U.S. Shareholder”) understands that the shares of Applied Spectrum Common Stock are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”). Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to Applied Spectrum prior to Closing as may be requested by Applied Spectrum to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the shares of Applied Spectrum Common Stock issued to such Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Applied Spectrum and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Shareholder under Regulation D has been furnished to such Shareholder by Applied Spectrum. To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to Applied Spectrum and the issuance of the shares of Applied Spectrum Common Stock hereunder, and each Shareholder has been afforded the opportunity to ask questions of Applied Spectrum’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Applied Spectrum set forth in this Agreement, on which each of the Shareholders have relied in making an exchange of his Shares of the Company for the shares of Applied Spectrum Common Stock of Applied Spectrum.

(g) Each Shareholder understands that the shares of Applied Spectrum Common Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the shares of Applied Spectrum Common Stock or any available exemption from registration under the Securities Act, the shares of Applied Spectrum Common Stock may have to be held indefinitely. Each Shareholder further acknowledges that the shares of Applied Spectrum Common Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Applied Spectrum’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Shareholder under this Section 2.6 shall survive the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COMPANY

The Shareholders, the XIA Shareholders and the Company, hereby each represent and warrant to, and covenant with, Applied Spectrum, as follows:

3.1 Organization and Qualification.

(a) The Company is a company organized under the laws of Hong Kong SAR, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders (“Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, and to consummate the Transactions contemplated under this Agreement, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 11.2(b)) on the Company. The Company has delivered to Applied Spectrum complete and correct copies of the articles of organization and bylaws or similar governing, organization or charter documents (collectively referred to herein as “Charter Documents”). The Company is not in violation of any of the provisions of the Company’s Charter Documents. The Company is in good standing in Hong Kong SAR. The minute books or the equivalent contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and stockholders (“Corporate Records”) of the Company, since the time of the Company’s organization, and the Corporate Records have been heretofore delivered to Applied Spectrum. The ownership records of the Company’s Shares are true, complete and accurate records of the ownership of the Shares as of the date of such records and contain all transfers of such Shares since the time of the Company’s organization (“Share Records”), and the Share Records have been heretofore delivered to Applied Spectrum. The Company is not required to qualify to do business as a foreign corporation in any other jurisdiction.

(b)  Each member of the Group is organized under the laws of the jurisdiction set forth in Schedule 3.1 hereto, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted. Each member of the Group is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement. No member of the Group is in violation of any of the provisions of their respective Charter Documents. The Corporate Records of each member of the Group contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of their respective organization, and such Corporate Records have been heretofore delivered to Applied Spectrum. The ownership records of each Group member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization, and such ownership records have been heretofore been delivered to Applied Spectrum. No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction.

3.2 Subsidiaries. Set forth in Schedule 3.2 hereto is a true and complete list of all Subsidiaries of the Company and any member of the Group stating, with respect to each Subsidiary, its jurisdiction of incorporation or organization, date of incorporation or organization, capitalization and equity ownership. Each Subsidiary is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as they are now being conducted, and no Subsidiary is required to qualify to do business as a foreign corporation in any other jurisdiction. All of the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements, and are owned beneficially and of record by the Person as specified on Schedule 3.2, free and clear of any Lien. No Subsidiary is in violation of any of the provisions of its Charter Documents.

Except as described in Schedule 3.2 hereto, neither the Company, any member of the Group nor any Subsidiary owns, directly or indirectly, any ownership, equity, profits or voting interest in any Person (other than the Company, a member of the Group or the Subsidiaries) or has any agreement or commitment to purchase any such interest, and the Company, each Group member and their Subsidiaries have not agreed and are not obligated to make nor are bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity.

For purposes of this Agreement, the term “Subsidiary” shall mean any Person (other than a member of the Group) in which the Company, any member of the Group or any Subsidiary directly or indirectly, owns beneficially securities or interests representing more than 50% of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 1,000,000 ordinary shares, par value HK$0.01 per share, or an authorized and registered capital of HK$10,000. At the close of business on the business day prior to the date hereof, Schedule 1.1 hereto contains all of the outstanding equity securities of the Company. At Closing, the Company shall, if necessary, deliver to Applied Spectrum a current and updated Schedule 1.1 showing all equity securities outstanding immediately prior to Closing, which Schedule 1.1 shall be substituted for and replace the Schedule 1.1 attached hereto as of the date of this Agreement with all references to Schedule 1.1 herein referring to the Schedule 1.1 to be delivered at Closing. All Shares on Schedule 1.1 have been validly issued, fully paid and are non-assessable and have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements. Except as set forth in Schedule 1.1 and Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating the Company to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding Shares, options, warrants and other securities of the Company have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts. Except as described in Schedule 3.3 hereto, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any options or warrants as a result of the Transactions. The Company has heretofore delivered to Applied Spectrum true, complete and accurate copies of all options, warrants and other securities of the Company, if any, including any and all documents and agreements relating thereto.

(b) The authorized and registered capital stock of each member of the Group shall be as set forth in Schedule 3.3 hereto. All of the outstanding shares of capital stock of each member of the Group have been duly and validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive or other right of stockholders (or any other Person) or of any Legal Requirements, and are owned beneficially and of record by the Person as specified on Schedule 3.3, free and clear of any Lien. Except as set forth in Schedule 3.3, there are no outstanding securities, convertible securities, options, warrants or derivative securities, and there are no agreements or commitments obligating any member of the Group to issue or grant any of the foregoing, including any pre-emptive or similar rights. All outstanding shares, options, warrants and other securities of each member of the Group have been issued in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable contracts.

(c) Except as set forth in this Section 3.3 or in Schedule 3.3 hereto, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of the Company, any member of the Group or any Subsidiary (collectively, the “Affiliated Companies” and individually, the “Affiliated Company”), or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.3 or in Schedule 3.3 hereof, there are no subscriptions, options, warrants, equity securities, ownership or partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Affiliated Companies or any Shareholder are a party or by which they are bound obligating them to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any registered capital, ownership interests, partnership interests or similar ownership interests of the Affiliated Companies or obligating the Affiliated Companies to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

(d) Except as contemplated by this Agreement and except as set forth in Schedule 3.3 hereto, there are no registration rights, and there is no voting trust, voting agreement, proxy, rights plan, anti-takeover plan or other agreement or understanding to which the Affiliated Companies or any Shareholder are a party or by which they are bound with respect to any shares of capital stock, registered capital, equity securities, partnership interests or similar ownership interests of any class of the Affiliated Companies, and there are no agreements to which the Affiliated Companies are a party, or which the Affiliated Companies have knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

3.4 Authority Relative to this Agreement.

The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of the Company (including the approval by the Company’s stockholders), and no other proceedings on the part of any Affiliated Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

3.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate their respective Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Affiliated Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of any Affiliated Company pursuant to, any Material Contracts (as defined below), except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Affiliated Companies.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of obligations of the Company hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a “Governmental Entity”), except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Affiliated Companies or, after the Closing, Applied Spectrum, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

3.6 Compliance. Each Affiliated Company has complied with and is not in violation of any Legal Requirements with respect to the conduct of their business, or the ownership or operation of their business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Affiliated Companies. To the Knowledge of the Company, the businesses and activities of the Affiliated Companies have not been and are not being conducted in violation of any Legal Requirements. Each Affiliated Company is not in default or violation of any term, condition or provision of any applicable Charter Documents or Contracts. Except as set forth on Schedule 3.6, no written notice of non-compliance with any Legal Requirements relating or with respect to the business of the Affiliated Companies has been received by the Affiliated Companies (and each Affiliated Company has no Knowledge of any material such notice delivered to any other Person). To the Knowledge of the Company, the Affiliated Companies are not in violation of any material term of any contract or covenant relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

3.7 Financial Statements.

(a) The Company will provide to Applied Spectrum, prior to the Closing, a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company and the members of the Group, on a consolidated basis, for the fiscal years ended December 31, 2004 and 2005, prepared in accordance with the published rules and regulations of any applicable Governmental Entity and with generally accepted accounting principles of the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) by an independent accountant registered with PCAOB, and such statements fairly present in all material respects the financial position of the Company and the members of the Group, on a consolidated basis, at the respective dates thereof and the results of its operations and cash flows for the periods indicated, and each does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The unaudited financial statements to be provided by the Company to Applied Spectrum prior to the Closing will be a complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of the Company and each member of the Group, on a consolidated basis, for the three-month and six-month periods ended June 30, 2005 and 2006 (or three-month and nine-month periods ended September 30, 2005 and 2006, as applicable), which statements will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto), will be reviewed by an independent accountant registered with PCAOB, and such statements will fairly present in all material respects the financial position of the Company and the members of the Group, on a consolidated basis, at the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements will be subject to normal adjustments which are not expected to have a Material Adverse Effect on the Company or the members of the Group. The audited financial statements described in Section 3.7(a) and the unaudited financial statements described in this Section 3.7(b) are collectively referred to herein as the “U.S. GAAP Financial Statements”.

(c) The Company and each member of the Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.8 No Undisclosed Liabilities.

Except as set forth in Schedule 3.8 hereto, the Affiliated Companies have no liabilities individually in excess of $25,000 and in the aggregate in excess of $100,000 (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Affiliated Companies, except: (i) liabilities provided for in or otherwise disclosed in the consolidated balance sheets of the Company and the members of the Group as of December 31, 2005, prepared in accordance with U.S. GAAP, which have been delivered to Applied Spectrum, and (ii) such liabilities arising in the ordinary course of business of the Affiliated Companies since December 31, 2005, none of which would have a Material Adverse Effect on the Affiliated Companies.

3.9 Absence of Certain Changes or Events.

Except as set forth in Schedule 3.9 hereto or in the consolidated balance sheets of the Company and the members of the Group since December 31, 2005, and except for the transactions contemplated under this Agreement (including the Financing, as defined in Section 7.1(k)), there has not been, with respect to any Affiliated Company: (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, securities or property) in respect of, any of equity securities, or any purchase, redemption or other acquisition of any of equity securities or any options, warrants, calls or rights to acquire any equity securities or other securities, (iii) any split, combination or reclassification of any equity securities, (iv) any granting of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting of any increase in severance or termination pay or any entry into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction of the nature contemplated hereby, (v) entry into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 3.18 hereof) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed with respect to any Governmental Entity, (vi) any material change in its accounting methods, principles or practices, (vii) any change in the auditing firm, (vii) any issuance of securities, or (viii) any revaluation of any of their respective assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets other than in the ordinary course of business.

3.10 Litigation. Except as disclosed in Schedule 3.10 hereto, there are no claims, suits, actions or proceedings pending, or to the Knowledge of any Affiliated Company, threatened against the Affiliated Companies, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on the Affiliated Companies or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

3.11 Employee Benefit Plans.

(a) To the Knowledge of the Company, all employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active or former employee, director or consultant of the Affiliated Companies, or any trade or business (whether or not incorporated) which is under common control with the Affiliated Companies, with respect to which the Affiliated Companies has liability (collectively, the “Plans”) has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Plans, and all liabilities with respect to the Plans have been properly reflected in the consolidated financial statements of the Company and the members of the Group. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or is continuing, or to the Knowledge of the Company is threatened, against or with respect to any such Plan. To the Knowledge of the Company, there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any governmental agency with respect to any Plans. To the Knowledge of the Company, all contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. To the Knowledge of the Company, each Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, subject to applicable laws, without liability to Applied Spectrum or the Affiliated Companies (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

(b) Except as disclosed on Schedule 3.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, officer, director or employee of the Affiliated Companies under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.12 Labor Matters. Except as disclosed in Schedule 3.12 hereto, the Affiliated Companies are not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Affiliated Companies nor does any Affiliated Company know of any activities or proceedings of any labor union to organize any such employees.

3.13 Restrictions on Business Activities. Except as disclosed on Schedule 3.13 hereto, to the Knowledge of the Company, there is no agreement, commitment, judgment, injunction, order or decree binding upon the Affiliated Companies or to which the Affiliated Companies is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Affiliated Companies, any acquisition of property by the Affiliated Companies or the conduct of business by the Affiliated Companies as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies.

3.14 Title to Property.

(a)  All real estate or land use rights owned by the Affiliated Companies (including land use rights, improvements and fixtures thereon, easements and rights of way) (the “Real Property”) is shown or reflected on the U.S. GAAP Financial Statements (as defined in Section 3.7(b)). The Affiliated Companies have good, valid and marketable title to the Real Property, and except as set forth in the U.S. GAAP Financial Statements or on Schedule 3.14 hereto, all of the Real Property is held free and clear of all Liens, rights of way, easements, restrictions, exceptions, variances, reservations, covenants or other title defects or limitations of any kind, other than liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or materially interfere with the present use of the property affected thereby. Schedule 3.14 hereto is a list of all options or other contracts under which any Affiliated Company has a right to acquire any interest in real property.

(b)  All leases of real property held by the Affiliated Companies and all material personal property and other property and assets of the Affiliated Companies (other than Real Property) owned, used or held for use in connection with the business of the Affiliated Companies (the “Personal Property”) are shown or reflected on the U.S. GAAP Financial Statements. The Affiliated Companies own and have good and marketable title to the Personal Property, and all such assets and properties are in each case held free and clear of all Liens, except for Liens disclosed in the U.S. GAAP Financial Statements or in Schedule 3.14 hereto, none of which Liens has or will have, individually or in the aggregate, a Material Adverse Effect on such property or on the present or contemplated use of such property in the businesses of the Affiliated Companies.

(c) All leases pursuant to which an Affiliated Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of the Affiliated Companies or, to the Knowledge of the Company, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies.

3.15 Taxes.

(a) Definition of Taxes. For the purposes of this Agreement, “Tax” or “Taxes” refers to any and all applicable central, federal, provincial, state, local, municipal and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

(b) Tax Returns and Audits. Except as set forth in Schedule 3.15 hereto, to the Knowledge of the Company:

(i)The Affiliated Companies have timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes (“Returns”) required to be filed by the Affiliated Companies with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. The Affiliated Companies have paid all Taxes shown to be due on such Returns.

(ii)All Taxes that the Affiliated Companies are required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(iii)The Affiliated Companies have not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Affiliated Companies, nor have the Affiliated Companies executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)No audit or other examination of any Return of the Affiliated Companies by any Tax authority is presently in progress, nor have the Affiliated Companies been notified of any request for such an audit or other examination.

(v)No adjustment relating to any Returns filed by the Affiliated Companies has been proposed in writing, formally or informally, by any Tax authority to the Affiliated Companies or any representative thereof.

(vi)The Affiliated Companies have no liability for any unpaid Taxes which have not been accrued for or reserved on the Company’s balance sheets included in the U.S. GAAP Financial Statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of the Affiliated Companies in the ordinary course of business, none of which is material to the business, results of operations or financial condition of the Affiliated Companies.

3.16 Environmental Matters. For the purposes of this Agreement the following terms have the following definitions:

“Environmental Law” shall mean all applicable central, federal, provincial, state, local or municipal law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

“Hazardous Substance” shall mean any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law

Except as disclosed in Schedule 3.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to the Knowledge of the Company: (i) the Affiliated Companies have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Affiliated Companies (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Affiliated Companies were not contaminated with Hazardous Substances during the period of ownership or operation by the Affiliated Companies; (iv) the Affiliated Companies are not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) the Affiliated Companies have not been associated with any release or threat of release of any Hazardous Substance; (vi) the Affiliated Companies have not received any notice, demand, letter, claim or request for information alleging that the Affiliated Companies may be in violation of or liable under any Environmental Law; and (vii) the Affiliated Companies are not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

3.17 Brokers; Third Party Expenses. Except for the placement agreement entered into, or to be entered into, by and between the Company and Keating Securities, LLC (“Keating Securities”) appointing Keating Securities as the exclusive placement agent for the Company under the Financing (“Placement Agreement”), which Placement Agreement shall be assumed by Applied Spectrum immediately following the Closing, and except as set forth in this Section 3.17 or on Schedule 3.17, the Affiliated Companies, the Shareholders and the XIA Shareholders neither have incurred, nor will they incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby. Except as disclosed in this Section 3.17 or on Schedule 3.17, no ownership interests, equity securities, convertible securities, warrants, options, or other derivative securities of the Affiliated Companies or Applied Spectrum are payable to any third party by any Affiliated Company or any Shareholder as a result of this Transaction.

3.18 Intellectual Property.

For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”) worldwide; (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) registered copyrights and applications therefor, and all other rights corresponding thereto, worldwide; (iv) material domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet (“Domain Names”); (v) registered industrial designs and applications therefor, worldwide; (vi) registered trade names, logos, trademarks and service marks, and any applications therefor (collectively, “Trademarks”), worldwide; (vii) all databases and data collections and all rights therein; and (viii) all moral and economic rights of authors and inventors, however denominated.

“Company Intellectual Property” shall mean any Intellectual Property that is owned by, or licensed to, the Affiliated Companies.

“Company Products” means all current versions of products or services of the Affiliated Companies.

(a) Except as disclosed on Schedule 3.18, to the Knowledge of the Company, the Company Intellectual Property and the Company Products are not subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Affiliated Companies, or which may affect the validity, use or enforceability of such the Company Intellectual Property or the Company Products, which in any such case could reasonably be expected to have a Material Adverse Effect on the Affiliated Companies.

(b) Except as disclosed on Schedule 3.18 hereto, to the Knowledge of the Company, the Affiliated Companies either own and have good and marketable title to each material item of the Company Intellectual Property owned by it free and clear of any Liens (excluding licenses and related restrictions granted in the ordinary course) or have one or more licenses sufficient for use of the Company Intellectual Property by the Affiliated Companies; and the Affiliated Companies are the owner or licensee of all material Trademarks used in connection with the operation or conduct of the business of the Affiliated Companies including the sale of any the Company Products.

(c) The operation of the business of the Affiliated Companies as such business currently is conducted, including the use of any product, device or process, to the Knowledge of the Company and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

3.19 Agreements, Contracts and Commitments.

(a) For purposes of this Agreement, (i) the term “Contracts” shall mean all written contracts, agreements, leases, mortgages, indentures, notes, bonds, Liens, licenses, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments to which the Affiliated Companies is a party or by or to which any of the properties or assets of the Affiliated Companies may be bound, subject or affected (including without limitation notes or other instruments payable to the Affiliated Companies), and the term “Material Contracts” shall mean (x) each Contract, (I) providing for payments (present or future) to the Affiliated Companies in excess of $100,000 in the aggregate, or (II) under which or in respect of which the Affiliated Companies presently have any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of $100,000, and (y) without limitation of subclause (x), each of the following Contracts:

(i) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any borrowing of money by or from the Affiliated Companies;

(ii) any guaranty, direct or indirect, by the Affiliated Companies or any officer, director or 5% or more stockholder (“Insider”) of the Affiliated Companies of any obligation of the Affiliated Companies for borrowings, or otherwise, excluding endorsements made for collection in the ordinary course of business;

(iii) any Contract made other than in the ordinary course of business or (x) providing for the grant of any preferential rights to purchase or lease any asset of the Affiliated Companies or (y) providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Affiliated Companies;

(iv) any obligation to register any shares of the capital stock or other securities of the Affiliated Companies with any Governmental Entity;

(v) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi) any collective bargaining agreement with any labor union;

(vii) any lease or similar arrangement for the use by the Affiliated Companies of personal property;

(viii) any Contract granting or purporting to grant, or otherwise in any way relating to, any mineral rights or any other interest (including, without limitation, a leasehold interest) in real property; and

(ix) any Contract with the Affiliated Companies to which any Insider of the Affiliated Companies is a party.

(b) Each Material Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and, to the Knowledge of the Company, is valid and binding upon and enforceable against each of the parties thereto.

(c) Except as set forth in Schedule 3.19, neither the Affiliated Companies nor, to the Knowledge of the Company, any other party thereto, is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Contract, which breach, individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect on the Affiliated Companies, and no party to any Material Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Affiliated Companies. Each Material Contract to which the Affiliated Companies is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Affiliated Companies.

3.20 Insurance. Schedule 3.20 sets forth the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors (collectively, the “Insurance Policies”) of the Affiliated Companies.

3.21 Governmental Actions/Filings; Approvals. Except as set forth in Schedule 3.21, t he Affiliated Companies hold, and/or have made, all Governmental Actions/Filings and Approvals reasonably necessary for the conduct by the Affiliated Companies of their business (as presently conducted and to be conducted following the Closing), except with respect to any Governmental Actions/Filings and Approvals the failure of which to hold or make would not reasonably be likely to have a Material Adverse Effect on the Affiliated Companies.

For purposes of this Agreement, the term “Governmental Action/Filing” shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval, consent or other action of, or any filing, registration or qualification with, any federal, state, municipal, foreign or other governmental, administrative or judicial body, agency or authority.

3.22 Interested Party Transactions.

Except as set forth in the Schedule 3.22 hereto or as reflected in the financial statements to be delivered hereunder, no employee, officer, director or stockholder of the Affiliated Companies or a member of his or her immediate family is indebted to the Affiliated Companies, nor are the Affiliated Companies indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Affiliated Companies, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 3.22, to the Knowledge of the Company, none of such individuals has any direct or indirect ownership interest in any Person with whom the Affiliated Companies is affiliated or with whom the Affiliated Companies has a contractual relationship, or any Person that competes with the Affiliated Companies, except that each employee, officer, director or stockholder of the Affiliated Companies and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with the Affiliated Companies. Except as set forth in Schedule 3.22, to the Knowledge of the Company, no employee, officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with the Affiliated Companies (other than such contracts as relate to any such individual ownership of interests in or securities of the Affiliated Companies).

3.23 Board of Director Approval. The board of directors of the Company or similar governing body has, as of the date of this Agreement, unanimously approved, subject to the approval of all of the Company’s stockholders, this Agreement and the transactions contemplated hereby, and resolved to seek the stockholders’ approval and adoption of this Agreement and approval of the Transaction as provided in the applicable Charter Documents.

3.24 Management. Except as set forth in Schedule 3.24 hereto, during the five year period preceding the date hereof, to the Knowledge of the Company, no current or former officer or director or stockholder of the Affiliated Companies has been the subject of:

(a) a petition under bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(i)Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)Engaging in any type of business practice; or

(iii)Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than 60 days the right of any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(f) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

3.25 Any and all information, confirmations (written and verbal) and any other representations (written and verbal) provided during Applied Spectrum’s and KI Equity’s due diligence review (including corporate, legal, business, operations and background checks) are and remain true and correct to the best of the Affiliated Companies’ Knowledge.

3.26 Representations and Warranties Complete. The representations and warranties of the Shareholders and the Company included in this Agreement and any Schedule provided pursuant to this Agreement, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure in respect of any other representation and warranty.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO APPLIED SPECTRUM

Applied Spectrum and KI Equity hereby each represent and warrant to, and covenant with, the Company, as follows:

4.1 Organization and Qualification.

(a) Applied Spectrum is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Applied Spectrum to be conducted. To its Knowledge, Applied Spectrum is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Applied Spectrum to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Applied Spectrum. Complete and correct copies of the Charter Documents of Applied Spectrum, as amended and currently in effect, have been heretofore delivered to the Company. Applied Spectrum is not in violation of any of the provisions of Applied Spectrum’s Charter Documents. The ownership records of Applied Spectrum’s shares of capital stock are true, complete and accurate records of the ownership of the shares as of the date of such records and contain all transfers of such shares since the time of the Applied Spectrum’s organization (“Applied Spectrum’s Share Records”), and Applied Spectrum’s Share Records have been heretofore delivered to the Company.

(b) Applied Spectrum is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Applied Spectrum.

4.2 Subsidiaries. As of the date of this Agreement, except for APSP Acquisition, Inc., a wholly-owned subsidiary of Applied Spectrum, Applied Spectrum has no Subsidiaries and does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and, other than this Agreement, has no agreement or commitment to purchase any such interest, and Applied Spectrum has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity.

4.3 Capitalization.

(a) The authorized capital stock of Applied Spectrum consists of 150,000,000 shares of common stock, $.001 par value per share (“Applied Spectrum Common Stock”) and 5,000,000 shares of preferred stock, $.001 par value per share (“Applied Spectrum Preferred Stock”). At the close of business on the business day prior to the date hereof, (i) 5,354,091 shares of Applied Spectrum Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable; (ii) no shares of Applied Spectrum Preferred Stock were issued and outstanding; (iii) no shares of Applied Spectrum Common Stock were reserved for issuance upon the exercise of outstanding options to purchase the Company Common Stock granted to certain Persons (“Company Stock Options”); (iv) no shares of Applied Spectrum Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Applied Spectrum Common Stock (“Applied Spectrum Warrants”); (v) no shares of Applied Spectrum Preferred Stock were reserved for issuance to any party; and (vi) no shares of Applied Spectrum Common Stock were reserved for issuance upon the conversion of Applied Spectrum Preferred Stock or any outstanding convertible notes, debentures or securities (“Convertible Securities”). All outstanding shares of Applied Spectrum Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts. Immediately prior to or contemporaneously with the Closing, Applied Spectrum will issue 706,195 shares of Applied Spectrum Common Stock to those Persons listed, and in the amounts set forth, on Schedule 4.3 for services as finders in connection with this transaction (“Finders’ Shares”).  Immediately following the Transaction but prior to giving effect to the Applied Spectrum Common Stock to be issued in connection with the Financing, the Shareholders will own approximately 91.46% of the total combined voting power of all classes of Applied Spectrum stock entitled to vote on a fully diluted basis.

(b) There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Applied Spectrum, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement or as set forth in Schedule 4.3, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Applied Spectrum is a party or by which it is bound obligating Applied Spectrum to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Applied Spectrum or obligating Applied Spectrum to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue Applied Spectrum Common Stock or Applied Spectrum Preferred Stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 4.3 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Applied Spectrum is a party or by which it is bound with respect to any equity security of any class of Applied Spectrum, and there are no agreements to which Applied Spectrum is a party, or which Applied Spectrum has Knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

4.4 Authority Relative to this Agreement. Each of Applied Spectrum and KI Equity has full corporate power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which Applied Spectrum and KI Equity have executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out their obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by Applied Spectrum and KI Equity of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Applied Spectrum’s board of directors and the managers of KI Equity. This Agreement has been duly and validly executed and delivered by Applied Spectrum and KI Equity and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Applied Spectrum and KI Equity, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and public policy.

4.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Applied Spectrum and the execution and delivery of each ancillary document to be delivered by Applied Spectrum hereunder do not, and the performance of this Agreement and each such ancillary document by Applied Spectrum shall not: (i) conflict with or violate Applied Spectrum’s Charter Documents, (ii) conflict with or violate any Legal Requirements, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Applied Spectrum’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Applied Spectrum pursuant to, any Contracts, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Applied Spectrum.

(b) The execution and delivery of this Agreement by Applied Spectrum does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Applied Spectrum is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Applied Spectrum, or prevent consummation of the Transaction or otherwise prevent the parties hereto from performing their obligations under this Agreement.

4.6 Compliance.

To Applied Spectrum’s Knowledge, Applied Spectrum has complied with, and is not in violation of, any Legal Requirements with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Applied Spectrum. To Applied Spectrum’s Knowledge, the businesses and activities of Applied Spectrum have not been and are not being conducted in violation of any Legal Requirements. Applied Spectrum is not in default or violation of any material term, condition or provision of its Charter Documents. Except as set forth on Schedule 4.6, to Applied Spectrum’s Knowledge, no written notice of non-compliance with any Legal Requirements has been received by Applied Spectrum.

4.7 SEC Filings; Financial Statements.

(a) Applied Spectrum has made available to the Company a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Applied Spectrum with the SEC for the 36 months prior to the date of this Agreement (the “Applied Spectrum SEC Reports”), which, to Applied Spectrum’s Knowledge, are all the forms, reports and documents filed by Applied Spectrum with the SEC for the 36 months prior to the date of this Agreement. As of their respective dates, to Applied Spectrum’s Knowledge, the Applied Spectrum SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Applied Spectrum SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, Applied Spectrum makes no representation or warranty whatsoever concerning the Applied Spectrum SEC Reports as of any time other than the time they were filed.

(b) To Applied Spectrum’s Knowledge, each set of financial statements (including, in each case, any related notes thereto) contained in the Applied Spectrum SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of Applied Spectrum at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Applied Spectrum taken as a whole.

(c) Applied Spectrum has previously furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Applied Spectrum with the SEC pursuant to the Securities Act or the Exchange Act.

4.8 No Undisclosed Liabilities. Except as set forth in Schedule 4.8 hereto, Applied Spectrum has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with U.S. GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Applied Spectrum, except (i) liabilities provided for in or otherwise disclosed in Applied Spectrum SEC Reports filed prior to the date hereof, (ii) liabilities incurred since June 30, 2006 in the ordinary course of business, none of which would have a Material Adverse Effect on Applied Spectrum, and (iii) those liabilities and obligations specifically set forth in Section 6.11.

4.9 Absence of Certain Changes or Events. Except as set forth in Schedule 4.9 hereto or in Applied Spectrum SEC Reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since June 30, 2006, there has not been: (i) any Material Adverse Effect on Applied Spectrum, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Applied Spectrum’s capital stock, or any purchase, redemption or other acquisition by Applied Spectrum of any of Applied Spectrum’s capital stock or any other securities of Applied Spectrum or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Applied Spectrum’s capital stock, (iv) any granting by Applied Spectrum of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Applied Spectrum of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Applied Spectrum of any increase in severance or termination pay or any entry by Applied Spectrum into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Applied Spectrum of the nature contemplated hereby, (v) entry by Applied Spectrum into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Applied Spectrum with respect to any Governmental Entity, (vi) any material change by Applied Spectrum in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vii) any change in the auditors of Applied Spectrum, or (vii) any revaluation by Applied Spectrum of any of their respective assets, including, without limitation, writing down the value of, or any sale of, assets of Applied Spectrum other than in the ordinary course of business.

4.10 Litigation. Except as set forth on Schedule 4.10 hereto or in Applied Spectrum SEC Reports, there are no claims, suits, actions or proceedings pending or to Applied Spectrum’s Knowledge, threatened against Applied Spectrum, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either individually or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Applied Spectrum or have a Material Adverse Effect on the ability of the parties hereto to consummate the Transaction.

4.11 Employee Benefit Plans. Except as disclosed on Schedule 4.11 hereto or in Applied Spectrum SEC Reports, Applied Spectrum does not maintain, and has no liability under, any Plan, and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Applied Spectrum, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

4.12 Labor Matters. Applied Spectrum is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Applied Spectrum, nor does Applied Spectrum know of any activities or proceedings of any labor union to organize any such employees.

4.13 Restrictions on Business Activities. To Applied Spectrum’s Knowledge, there is no agreement, commitment, judgment, injunction, order or decree binding upon Applied Spectrum or to which Applied Spectrum is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Applied Spectrum, any acquisition of property by Applied Spectrum or the conduct of business by Applied Spectrum as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Applied Spectrum.

4.14 Title to Property. Applied Spectrum does not own or lease any Real Property or Personal Property. There are no options or other contracts under which Applied Spectrum has a right or obligation to acquire or lease any interest in Real Property or Personal Property.

4.15 Taxes. Except as set forth in Schedule 4.15 hereto, to Applied Spectrum’s Knowledge:

(a) Applied Spectrum has timely filed all Returns required to be filed by Applied Spectrum with any Tax authority prior to the date hereof. All such Returns are true, correct and complete in all material respects. Applied Spectrum has paid all Taxes shown to be due on such Returns.

(b) All Taxes that Applied Spectrum is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

(c) Applied Spectrum has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Applied Spectrum, nor has Applied Spectrum executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(d) No audit or other examination of any Return of Applied Spectrum by any Tax authority is presently in progress, nor has Applied Spectrum been notified of any request for such an audit or other examination.

(e) No adjustment relating to any Returns filed by Applied Spectrum has been proposed in writing, formally or informally, by any Tax authority to Applied Spectrum or any representative thereof.

(f) Applied Spectrum has no liability for any unpaid Taxes which have not been accrued for or reserved on Applied Spectrum’s balance sheets included in the audited financial statements for the most recent fiscal year ended, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the end of the most recent fiscal year in connection with the operation of the business of Applied Spectrum in the ordinary course of business.

4.16 Environmental Matters. Except as disclosed in Schedule 4.16 hereto and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, to Applied Spectrum’s Knowledge: (i) Applied Spectrum has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Applied Spectrum (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Applied Spectrum were not contaminated with Hazardous Substances during the period of ownership or operation by Applied Spectrum; (iv) Applied Spectrum is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Applied Spectrum has not been associated with any release or threat of release of any Hazardous Substance; (vi) Applied Spectrum has not received any notice, demand, letter, claim or request for information alleging that Applied Spectrum may be in violation of or liable under any Environmental Law; and (vii) Applied Spectrum is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances.

4.17 Brokers. Except for Applied Spectrum’s obligations under the Financial Advisory Agreement (as defined in Section 6.11), and except for the issuance of the Finders’ Shares by Applied Spectrum as contemplated in Section 4.3 hereof, Applied Spectrum has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.18 Intellectual Property. Applied Spectrum does not own, license or otherwise have any right, title or interest in any Intellectual Property.

4.19 Agreements, Contracts and Commitments.

(a) Except for the Financial Advisory Agreement, any agreement with Computershare Trust Company, Inc. (“Transfer Agent”), or except as set forth on Schedule 4.19 or in Applied Spectrum SEC Reports (collectively, “Applied Spectrum Contracts”), to Applied Spectrum’s Knowledge, there are no contracts, agreements, leases, mortgages, indentures, note, bond, Liens, license, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, to which Applied Spectrum is a party or by or to which any of the properties or assets of Applied Spectrum may be bound, subject or affected, which are not cancelable by Applied Spectrum with 30 days notice.

(b) To Applied Spectrum’s Knowledge, each Applied Spectrum Contract was entered into at arms’ length and in the ordinary course, is in full force and effect and is valid and binding upon and enforceable against each of the parties thereto. True, correct and complete copies of all Applied Spectrum Contracts (or written summaries in the case of oral Applied Spectrum Contracts) and of all outstanding offers or proposals of Applied Spectrum have been heretofore delivered to the Company.

(c) Neither Applied Spectrum nor, to the Knowledge of Applied Spectrum, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Applied Spectrum Contract, and no party to any Applied Spectrum Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Applied Spectrum. Each agreement, contract or commitment to which Applied Spectrum is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Applied Spectrum.

4.20 Insurance. Applied Spectrum does not maintain any Insurance Policies.

4.21 Governmental Actions/Filings. To its Knowledge, Applied Spectrum has been granted and holds, and has made, all Governmental Actions/Filings necessary to the conduct by Applied Spectrum of its businesses (as presently conducted) or used or held for use by Applied Spectrum, all of which are listed in Schedule 4.21 hereto, and true, complete and correct copies of which have heretofore been delivered to the Company. Each such Governmental Action/Filing is in full force and effect. To Applied Spectrum’s Knowledge, no event has occurred and is continuing which requires or permits, or after notice or lapse of time or both would require or permit, and consummation of the transactions contemplated by this Agreement or the ancillary documents will not require or permit (with or without notice or lapse of time, or both), any modification or termination of any such Governmental Actions/Filings. Except as set forth in Schedule 4.21, to Applied Spectrum’s Knowledge, no Governmental Action/Filing is necessary to be obtained, secured or made by Applied Spectrum to enable it to continue to conduct its businesses and operations and use its properties after the Closing in a manner which is consistent with current practice.

4.22 Interested Party Transactions. Except as set forth in the Schedule 4.22 hereto or in Applied Spectrum’s SEC Reports, no employee, officer, director or stockholder of Applied Spectrum or a member of his or her immediate family is indebted to Applied Spectrum, nor is Applied Spectrum indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Applied Spectrum, and (iii) for other employee benefits made generally available to all employees. Except as set forth in Schedule 4.22, to Applied Spectrum’s Knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom Applied Spectrum is affiliated or with whom Applied Spectrum has a material contractual relationship, or any Person that competes with Applied Spectrum, except that each employee, stockholder, officer or director of Applied Spectrum and members of their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with Applied Spectrum. Except as set forth in Schedule 4.22, to Applied Spectrum’s Knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Applied Spectrum (other than such contracts as relate to any such individual ownership of capital stock or other securities of Applied Spectrum).

4.23 Indebtedness; Applied Spectrum Assets. Except as set forth on Schedule 4.23, Applied Spectrum has no indebtedness for borrowed money. Immediately prior to the Closing, Applied Spectrum will have no assets, except for cash reserves earmarked for the payment of the Accounts Payable (as defined in Section 6.11 hereof) which remain unpaid, which Applied Spectrum shall be responsible for payment following the Closing pursuant to Section 6.11 hereof (“Cash Reserve”). The Accounts Payable constitute all outstanding unpaid accounts payable and accrued expenses to vendors and service providers of Applied Spectrum arising out of or with respect to the period commencing December 29, 2005 through the Closing (including any costs and expenses incurred by Applied Spectrum in connection with the Transaction).

4.24 Over-the-Counter Bulletin Board Quotation. Applied Spectrum Common Stock is quoted on the NASD Over-the-Counter Electronic Bulletin Board (“OTC BB”). There is no action or proceeding pending or, to Applied Spectrum’s Knowledge, threatened against Applied Spectrum by NASDAQ or NASD, Inc. (“NASD”) with respect to any intention by such entities to prohibit or terminate the quotation of Applied Spectrum Common Stock on the OTC BB.

4.25 Exchange Act Compliance. Applied Spectrum is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the shares of Applied Spectrum Common Stock have been registered under Section 12(g) of the Exchange Act, and Applied Spectrum is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Applied Spectrum.

4.26 Board Approval. The Board of Directors of Applied Spectrum (including any required committee or subgroup of the Board of Directors of Applied Spectrum) and the managers of KI Equity have, as of the date of this Agreement, unanimously approved this Agreement and the transactions contemplated hereby.

4.27  Representations and Warranties Complete. The representations and warranties of Applied Spectrum and KI Equity included in this Agreement and any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made. Any disclosure on one schedule will be deemed notice of and disclosure in respect of any other representation and warranty.

ARTICLE V

CONDUCT PRIOR TO CLOSING

5.1 Conduct of Business by the Affiliated Companies and Applied Spectrum. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Affiliated Companies and Applied Spectrum shall, except to the extent that the other party shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers, managers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted or required by the terms of this Agreement or set forth on the Schedule 5.1 hereto, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Affiliated Companies and Applied Spectrum shall not do any of the following:

(a)  Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

(b) Transfer or license to any person or otherwise extend, amend or modify any material rights to any Intellectual Property, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall any party license on an exclusive basis or sell any Intellectual Property;

(c) Except for the issuance of the Finders’ Shares by Applied Spectrum as contemplated by Section 4.3 hereof, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock, membership interests or ownership interests, or split, combine or reclassify any capital stock, membership interests or ownership interests, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, membership interests or ownership interests;

(d) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, membership interests or ownership interests, except repurchases of unvested shares, membership interests or ownership interests at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(e) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or subscriptions, rights, warrants or options to acquire any shares of capital stock, membership interests or ownership interests or any securities convertible into or exchangeable for shares of capital stock, membership interests or ownership interests, or enter into other agreements or commitments of any character obligating it to issue any such shares, membership interests, ownership interests or convertible or exchangeable securities (except relating to employment and similar agreements);

(f) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Applied Spectrum or the Affiliated Companies, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;

(g) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

(h) Incur any indebtedness for borrowed money in excess of $100,000 other than: (i) re-finance existing debts, in the aggregate; or (ii) guarantee any such indebtedness of another person; (iii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Applied Spectrum or the Affiliated Companies, as applicable; (iv) enter into any “keep well” or other agreement to maintain any financial statement condition; or (v) enter into any arrangement having the economic effect of any of the foregoing other than in the ordinary course of business of such party; or (vi) incur indebtedness in the ordinary course of business of existing banking facility credit lines;

(i) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and agreements entered into in the ordinary course of business consistent with past practice), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices and other than for new hires in the ordinary course;

(j) Pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) in excess of $100,000, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of the Affiliated Companies or of Applied Spectrum, as applicable, or incurred since the date of such financial statements, or waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which the Affiliated Companies or Applied Spectrum is a party or a beneficiary;

(k) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Material Contract of the Affiliated Companies or Applied Spectrum, as applicable, or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(l) Except as required by U.S. GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

(m) Incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period, other than in the ordinary course or otherwise provided in this Agreement and employment agreements which may be entered into by the Affiliated Companies;

(n) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

(o) Form, establish or acquire any Subsidiary;

(p) Permit any Person to exercise any of its discretionary rights under any Plan to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

(q) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1 (a) through (q) above.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Board of Directors of Applied Spectrum. At Closing, the current board of directors of Applied Spectrum shall deliver duly adopted resolutions to: (a) set the size of Applied Spectrum’s board of directors to five (5) members effective as of the Closing, (b) elect the following persons to Applied Spectrum’s board of directors effective as of the Closing: (i) Mr. Yiqing Wan, who shall be a management member of Applied Spectrum’s board of directors (“Management Director”); (ii) one member appointed by KI Equity, which person shall be an independent director (“KI Equity Director”); and (iii) Ruilu Song, Jingbo Wu and Huilian Song; provided, however, that Applied Spectrum and the Company hereby agree that within ninety (90) days after the Closing three persons selected by the Management Director and the KI Equity Director shall be appointed to the board of directors, which directors shall be independent directors (“Independent Directors”), and Ruilu Song, Jingbo Wu and Huilian Song shall resign upon such appointment; and (c) accepting the resignations of the current officers and directors of Applied Spectrum effective as of the Closing (“Resolutions”). At Closing, the current officers and director of Applied Spectrum shall deliver their resignations, as appropriate, as officers and directors of Applied Spectrum to be effective upon the Closing (the “Resignations”). Prior to Closing, the Company shall deliver or cause to be delivered to Applied Spectrum completed and signed director and officer questionnaires (“Questionnaires”) in the English language for the Management Director, KI Equity Director, each of Ruilu Song, Jingbo Wu and Huilian Song, and each officer to be appointed by Applied Spectrum following Closing, and any designations or appointments of the foregoing officers and directors shall be subject to Applied Spectrum’s receipt of the completed and signed Questionnaires (“D&O Information”). Each Shareholder shall execute and deliver at Closing the Voting Agreement which shall provide, among other things, that each Shareholder will vote their shares of Applied Spectrum Common Stock to elect the KI Equity Director to Applied Spectrum’s board of directors for a period of one year following the Closing. Within ninety (90) days following the Closing, Applied Spectrum’s board of directors will satisfy the independence, audit and compensation committee and other corporate governance requirements under the Sarbanes-Oxley Act of 2002 (the “SOX Act”), the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or American Stock Exchange (“AMEX”) as selected by Applied Spectrum, whether or not Applied Spectrum’s Common Stock is listed or quoted, or qualifies for listing or quotation, on such national exchanges.

6.2  Undertaking by Accountant. On or before the Closing, the Company shall obtain, and deliver to Applied Spectrum, an undertaking from an independent registered accounting firm selected by the Company and acceptable to KI Equity (“Accountant”), in a form and substance satisfactory to Applied Spectrum (“Accountant Undertaking”), providing that: (i) the Accountant has agreed to an engagement with Applied Spectrum to serve as its certified public accountants following the Closing for its proposed fiscal year ending December 31, 2006 for purposes of auditing and reviewing the financial statements of Applied Spectrum and the Affiliated Companies, on a consolidated basis, to comply with Applied Spectrum’s ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-Q, 10-K, and 8-K, (ii) the Transaction contemplated hereunder will not disqualify or otherwise prohibit the Accountant from rendering the foregoing engagement services or from undertaking such services in a timely manner, (iii) the Accountant is duly registered with PCAOB, (iv) the Accountant shall provide its consent to the use of Applied Spectrum’s audited financial statements and accompanying reports, including such consolidated financial statements, in any regulatory filing by Applied Spectrum prior to or following the Closing, (v) the Accountant consents to the use of its name and the disclosure of its engagement by Applied Spectrum in the Change of Accountant Form 8-K (as defined in Section 6.3), (vi) the Accountant shall have determined to the satisfaction of Applied Spectrum that the financial statements of Applied Spectrum and the Affiliated Companies may be consolidated for financial reporting purposes under U.S. GAAP and SEC rules following the Closing, with the financial statements of the Company being the historical financial statements for financial reporting purposes and (vii) the Accountant has reviewed the prior audit of the Company and has determined to the satisfaction of Applied Spectrum that it will be able to issue its opinion in connection with the audit and review of the financial statements as described in item (i) above. A signed copy of the engagement letter between Applied Spectrum and the Accountant shall be attached to the Accountant Undertaking. The engagement of Moen and Company LLP, Certified Public Accountants, the Company’s current auditor (the “Current Company Accountant”), shall be terminated at or prior to Closing and such auditor shall have issued its resignation letter to the Company resigning from the engagement and consenting to the use of its name and the inclusion of its audit opinion in Applied Spectrum’s future filings with the SEC, including the Forms 8-K contemplated hereunder.

6.3 Change of Accountants. At Closing, Applied Spectrum shall prepare the Form 8-K announcing the change in Applied Spectrum’s certifying accountants from De Joya Griffith & Company, LLC (“Applied Spectrum’s Accountant”) to the Accountant effective as of or following the Closing (“Change of Accountant Form 8-K”), in a form acceptable to the Company and in a format acceptable for EDGAR filing. The Change of Accountant Form 8-K shall be filed with the SEC at or within four (4) business days following Closing, and prior to the filing thereof, Applied Spectrum’s Accountant shall have issued its resignation letter to Applied Spectrum resigning from the engagement and consenting to the use of its name and the disclosure of its resignation in the Change of Accountant Form 8-K (“Resignation Letter”).

6.4 Other Actions.

(a) At least ten (10) days prior to Closing, Applied Spectrum shall prepare the information statement required by Rule 14f-1 promulgated under the Exchange Act (“14f-1 Information Statement”), and Applied Spectrum shall file the 14f-1 Information Statement with the SEC and mail the same to each of Applied Spectrum’s stockholders of record.

(b) At least ten (10) days prior to Closing, the Company shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10-SB with respect to the Affiliated Companies, any other information required in connection with Applied Spectrum ceasing to be a shell company as a result of the Transaction, the U.S. GAAP Financial Statements and the Company Pro Forma Financial Statements (as defined below) (“Transaction Form 8-K”), which shall be in a form reasonably acceptable to Applied Spectrum and in a format acceptable for EDGAR filing. Prior to Closing, the Company shall prepare the press release announcing the consummation of the Transaction hereunder (“Press Release”). At the Closing, Applied Spectrum shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

  (c) At least ten (10) days prior to the Closing, the Company, shall deliver to Applied Spectrum the U.S. GAAP Financial Statements.

(d) The U.S. GAAP Financial Statements shall have been audited by the Current Company Accountant prior to delivery and shall be acceptable to Applied Spectrum.

(e) At least ten (10) days prior to the Closing, the Company shall deliver to Applied Spectrum pro forma financial statements for the Company, the members of the Group and Applied Spectrum, on a consolidated basis, giving effect to the Transaction, for such periods as required by the SEC to be included in a Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements shall have been reviewed by the Current Company Accountant prior to delivery, shall be in a format acceptable for inclusion on the Transaction 8-K and shall be acceptable to Applied Spectrum.

The Affiliated Companies and Applied Spectrum shall cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby. Subject to applicable laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Affiliated Companies and Applied Spectrum shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. In exercising the foregoing right, each of the Affiliated Companies and Applied Spectrum shall act reasonably and as promptly as practicable.

6.5 Required Information. In connection with the preparation of the Transaction Form 8-K, the 14f-1 Information Statement and the Press Release, and for such other reasonable purposes, the Affiliated Companies and Applied Spectrum each shall, upon request by the other, furnish the other with all information concerning themselves, their respective subsidiaries, directors, officers, managers, managing members, stockholders and members (including the directors and officers of Applied Spectrum to be elected effective as of the Closing pursuant to Section 6.1 hereof) and such other matters as may be reasonably necessary or advisable in connection with the Transaction, or any other statement, filing, notice or application made by or on behalf of the Affiliated Companies and Applied Spectrum or any of their respective subsidiaries to any third party and/or any Governmental Entity in connection with the Transaction and the other transactions contemplated hereby. Each party warrants and represents to the other party that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

6.6 Confidentiality; Access to Information.

(a) Any confidentiality agreement or letter of intent previously executed by the parties shall be superseded in its entirety by the provisions of this Agreement. Each party agrees to maintain in confidence any non-public information received from the other party, and to use such non-public information only for purposes of consummating the transactions contemplated by this Agreement. Such confidentiality obligations will not apply to (i) information which was known to the one party or their respective agents prior to receipt from the other party; (ii) information which is or becomes generally known; (iii) information acquired by a party or their respective agents from a third party who was not bound to an obligation of confidentiality; and (iv) disclosure required by law. In the event this Agreement is terminated as provided in Article IX hereof, each party will return or cause to be returned to the other all documents and other material obtained from the other in connection with the Transaction contemplated hereby.

(b) Access to Information.

(i)The Company will afford Applied Spectrum and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of the Affiliated Companies, as Applied Spectrum may reasonably request. No information or knowledge obtained by Applied Spectrum in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

(ii)Applied Spectrum will afford the Company and its financial advisors, underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Applied Spectrum during the period prior to the Closing to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Applied Spectrum, as the Company may reasonably request. No information or knowledge obtained by the Company in any investigation pursuant to this Section 6.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.7 No Solicitation. Other than with respect to the Transaction, each of the Affiliated Companies and Applied Spectrum agrees that neither it nor any of its officers, directors, managers, or managing members shall, and that it shall direct and use its reasonable best efforts to cause its and its agents and other representatives (including any investment banker, attorney or accountant retained by it) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of it, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of Applied Spectrum Common Stock or the Company’s Shares (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal“). Each of the Affiliated Companies and Applied Spectrum further agree that they and their officers, directors, managers, or managing members shall, and that they shall direct and use their reasonable best efforts to cause their agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Each of the Affiliated Companies and Applied Spectrum agree that they will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of the Affiliated Companies and Applied Spectrum agree that they will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.7.

6.8 Public Disclosure. Except to the extent previously disclosed or to the extent the parties believe that they are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the Transaction without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the Transaction, it shall, if possible, immediately notify the other party prior to such disclosure. Notwithstanding the foregoing, the parties hereto agree that Applied Spectrum will prepare and file a Current Report on Form 8-K pursuant to the Exchange Act reasonably acceptable to the Company to report the execution of this Agreement and that any party hereto may file any reports as required by the Exchange Act including, without limitation, any reports on Schedule 13D.

Notwithstanding anything contained in this Agreement to the contrary, nothing contained in this Agreement shall prevent the board of directors of Applied Spectrum, or their respective representatives from, prior to the Closing (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, if applicable, or otherwise complying with the Exchange Act; (B) providing information in response to a request therefore by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by Applied Spectrum’s board of directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, Applied Spectrum’s board of directors determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors’ fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the stockholders of Applied Spectrum from a financial point of view (any such more favorable Acquisition Proposal being referred to as a “Superior Proposal“) and determines in good faith that such Superior Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal.

6.9 Reasonable Efforts; Notification.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transaction and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Applied Spectrum and its board of directors and the Affiliated Companies and the Shareholders shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transaction, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Transaction and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Applied Spectrum or any Affiliated Company to agree to any divestiture by itself or any of its affiliates of shares of capital stock, membership interests or ownership interest or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

(b) The Affiliated Companies and Shareholders shall give prompt notice to Applied Spectrum upon becoming aware that any representation or warranty made by them contained in this Agreement has become untrue or inaccurate, or of any failure of the Affiliated Companies or Shareholders to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(c) Applied Spectrum shall give prompt notice to the Affiliated Companies and Shareholders upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Applied Spectrum to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VII would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.10 Registration Statement. Applied Spectrum shall include on the Registration Statement (as defined in Section 7.1(k)) to be filed on the date of the Closing with respect to the Financing: (i) 2,400,000 shares of Applied Spectrum Common Stock which have piggyback registration rights, (ii) 2,281,302 shares of Applied Spectrum Common Stock currently held by KI Equity which do not have piggyback registration rights, (iii) the Finders’ Shares, and (iv) 423,294 shares of Applied Spectrum Common Stock issued to the principals of Anslow & Jaclin, LLP in exchange for the Shares owned by it pursuant to this Agreement.

6.11 Absence of Material Liabilities. Immediately prior to Closing, Applied Spectrum shall have no liabilities or obligations requiring the payment of monies, other than obligations under or with respect to: (i) a certain Financial Advisory Agreement, in the form attached hereto as Exhibit C (“Financial Advisory Agreement”), (ii) any agreement with the Transfer Agent, (iii) Applied Spectrum Contracts disclosed under Section 4.19 and Schedule 4.19 hereto, (iv) liabilities disclosed under Section 4.10 and Schedule 4.10 hereto, and (v) unpaid accounts payable and accrued expenses to vendors and service providers of Applied Spectrum (including the Transfer Agent) arising out of or with respect to the period commencing December 29, 2005 through the Closing (including any costs and expenses incurred by Applied Spectrum in connection with the Transaction) (“Accounts Payable”), which shall be included on a schedule prepared by Applied Spectrum and delivered to the Company not less than three (3) days prior to Closing. Applied Spectrum will establish the Cash Reserve provided for in Section 4.23 in an amount equal to the Accounts Payable. Following Closing, to the extent not satisfied by Applied Spectrum prior to or at Closing, the Accounts Payable shall be paid in full from the Cash Reserve. To the extent the Cash Reserve is not sufficient to pay and satisfy the Accounts Payable (whether or not included on the Accounts Payable schedule) in full, KI Equity agrees to pay such unpaid Accounts Payable (whether or not included on the Accounts Payable schedule) and to indemnify and hold Applied Spectrum harmless from such unpaid Accounts Payable (whether or not included on the Accounts Payable schedule) for a period of one year following the Closing. Following the Closing, the Affiliated Companies shall pay and satisfy Applied Spectrum’s obligations under the agreement with the Transfer Agent and the Applied Spectrum Contracts which arise with respect to the period following Closing.

6.12 Cash Payments at Closing. At Closing, the Affiliated Companies shall pay, on behalf of Applied Spectrum, $395,000 in full payment of the reverse merger advisory fees under the Financial Advisory Agreement (such sum being referred to herein, as the “Company Closing Payment”) to Keating Securities, LLC (“Keating Securities”).

6.13  Business Records. At Closing, Applied Spectrum shall cause to be delivered to the Company all records and documents relating to Applied Spectrum, which Applied Spectrum possesses, including, without limitation, books, records, government filings, Returns, Charter Documents, Corporate Records, Stock Records, consent decrees, orders, and correspondence, director and stockholder minutes and resolutions, stock ownership records, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with Applied Spectrum (“Business Records”).

6.14 Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of the Company, after the Closing Date, KI Equity shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Applied Spectrum occurring, reported or filed prior to the Closing, as may be necessary or required by Applied Spectrum for the preparation of the reports that Applied Spectrum is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VII

CONDITIONS TO THE TRANSACTION

7.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, exclusively and only by the Company and Applied Spectrum:

(a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Affiliated Companies or Applied Spectrum has material operations relating to the transactions contemplated hereby have expired or terminated early and all material approvals required to be obtained prior to the Transaction in connection with the transactions contemplated hereby shall have been obtained. The parties expressly acknowledge and agree that any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell will not be a reason for either party to terminate this Agreement or deemed a failure of any condition set forth herein.

(b) Debt Holder Consents.

The lenders under any of the Affiliated Companies’ credit facilities, secured loans, mortgages and other indebtedness for borrowed money shall have consented in writing to the Transaction (if such consent is required in connection with this Transaction).

(c) Required Approvals. This Agreement and the Transaction have been duly approved and adopted, by the requisite actions of the Company’s board of directors under the laws of Hong Kong SAR and the Company’s Charter Documents, and by the requisite actions of the Board of Directors of Applied Spectrum under the laws of the State of Delaware and Applied Spectrum’s Charter Documents.

(d) Releases. Each of the parties to be issued the Finders’ Shares shall have executed a release in favor of Applied Spectrum, Keating Securities, KI Equity, the Company and the Affiliated Companies, in a form acceptable to Applied Spectrum, stating that the Finders’ Shares to be issued immediately prior to Closing are in full settlement of any and all compensation due and payable to them and their affiliates and controlling persons for acting as a consultant, a finder or in any other capacity in connection with this Agreement and the transactions contemplated hereby.

(e) Agreement of All Shareholders. All Shareholders owning any Shares or equity securities of the Company prior to or at Closing shall have executed this Agreement or a counter part hereof evidencing his agreement to exchange his Shares or equity securities of the Company into shares of Applied Spectrum Common Stock on the same terms and conditions as each other Shareholder. To the extent applicable, the Affiliated Companies shall have obtained modification agreements to all options, warrants, and other agreements eliminating any and all rights to acquire securities of the Affiliated Companies and terminating all pre-emptive rights.

(f) Financial Statements; Transaction Form 8-K. The Company shall have delivered to Applied Spectrum the U.S. GAAP Financial Statements and the Pro Forma Financial Statements as required by Sections 6.4(c) and 6.4(e) and the Transaction Form 8-K as required by Section 6.4(b), each of which shall be acceptable to Applied Spectrum. Applied Spectrum shall have filed the Transaction Form 8-K with the SEC at Closing.

(g) Voting Agreement. KI Equity and each Shareholder shall have executed and delivered the Voting Agreement by and between the Shareholders and KI Equity, in the form attached hereto as Exhibit A.

(j) Blue Sky Laws. The issuance of Applied Spectrum Common Stock to be issued under this Agreement and the issuance of Applied Spectrum Common Stock under the Financing shall be exempt from, or have been qualified under, the Blue Sky Laws of each appropriate jurisdiction to the satisfaction of Applied Spectrum and the Company and their respective counsels.

(k) Financing. Signed subscriptions shall have been received to purchase Applied Spectrum Common Stock and warrants in a private placement offering exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Financing”), which subscriptions shall represent gross proceeds of not less than $10,000,000 (or such lesser amount as mutually agreed to by the Company and Keating Securities) and not more than $12,000,000, with such gross proceeds having been fully funded into an escrow account established for the Financing the release of which to Applied Spectrum is conditioned upon satisfaction or waiver of the conditions to the investors’ obligations to close the Financing as set forth in the subscription documents, including, without limitation, the Closing of the Transaction, Applied Spectrum’s acceptance of such subscriptions after the Closing and the approval of the Financing by Applied Spectrum’s board of directors following the Closing. The Financing shall be based on a pre-money valuation of Applied Spectrum after giving effect to the Transaction with the Company of not less than $32,818,500 (or such lesser amount as mutually agreed to by Applied Spectrum, the Company and Keating Securities) (“Pre-Money Value”). The Financing may include the issuance of warrants to purchase Applied Spectrum Common Stock (“Offering Warrants”) to the investors and placement agent, provided the exercise price thereof shall not be less than the per share price of the Applied Spectrum Common Stock sold in the Financing. Each investor and the placement agent shall in writing release and covenant not to sue the officers, directors and advisors of Applied Spectrum serving or providing services immediately prior to the Closing for any matter respecting the Financing. Applied Spectrum shall assume the Placement Agreement immediately following the Closing, and the Company shall provide such assumption documents to Applied Spectrum prior to the Closing. Applied Spectrum shall register for resale, on an at the market continuous basis under Rule 415 promulgated under the Securities Act, the shares of Applied Spectrum Common Stock issued to investors in the Financing together with the shares of Applied Spectrum Common Stock underlying the Offering Warrants on a registration statement to be filed with the SEC in accordance with the agreement between Applied Spectrum and the investors (“Registration Statement”).

(l) At least five (5) business days prior to Closing, the Registration Statement shall be delivered to Applied Spectrum by the Company and the Company’s counsel in a form acceptable to Applied Spectrum and its counsel. The Registration Statement shall be filed with the SEC immediately following the Closing and the closing of the Financing.

(m) 14f-1 Information Statement. At least ten (10) days prior to Closing, Applied Spectrum shall have filed the 14f-1 Information Statement with the SEC, and Applied Spectrum shall have mailed the 14f-1 Information Statement to each of the record stockholders of Applied Spectrum, and Applied Spectrum shall have otherwise complied with all of the provisions under Rule 14f-1 under the Exchange Act.

(n) Escrow Agreement. The Company, Applied Spectrum, each Shareholder and the Escrow Agent shall have executed and delivered the Escrow Agreement, in the form attached hereto as Exhibit B.

7.2 Additional Conditions to Obligations of the Shareholders and the Company. The obligations of the Company and the Shareholders to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively and only by the Company:

(a) Representations and Warranties. Each representation and warranty of Applied Spectrum contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company and the Shareholders shall have received a certificate with respect to the foregoing signed on behalf of Applied Spectrum by an authorized officer of Applied Spectrum (“Applied Spectrum Closing Certificate”).

(b) Agreements and Covenants. Applied Spectrum shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Director and Officer Resignations and Appointments. Applied Spectrum shall have delivered to the Company the Resignations and Resolutions in a form satisfactory to the Company, effective as of the Closing. Applied Spectrum shall also have delivered to the Company evidence satisfactory to the Company of the appointment of new directors of Applied Spectrum in accordance with Section 6.1 hereof.

(d) Consents. Applied Spectrum  shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Applied Spectrum.

(e) Material Adverse Effect. No Material Adverse Effect with respect to Applied Spectrum shall have occurred since the date of this Agreement.

(f) No Financial Obligations. Immediately prior to the Closing, Applied Spectrum shall have no liabilities or obligations, other than as set forth in Section 6.11 hereof.

(g) SEC Compliance; OTC BB Quotation. Immediately prior to Closing, Applied Spectrum shall be in compliance with the reporting requirements under the Exchange Act and shall be quoted on the OTC BB.

(h) Business Records; Resignation Letter. Applied Spectrum shall have delivered to the Company the Business Records and the Resignation Letter from Applied Spectrum’s Accountants.

(i) Other Deliveries. At Closing, Applied Spectrum shall have delivered: (i) to the Escrow Agent, the certificates representing shares of Applied Spectrum Common Stock registered in the names of the Shareholders as set forth in Schedule 1.1 hereof to be held in accordance with Section 1.8 and the terms of the Escrow Agreement, (ii) to the Company, copies of resolutions and actions taken by Applied Spectrum’s board of directors in connection with the approval of this Agreement and the Transactions contemplated hereunder, and (iii) to the Company, such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder.

(j) Certificate of Good Standing. Applied Spectrum shall deliver a certificate of good standing for Applied Spectrum from the Secretary of State of Delaware, dated not earlier than five days prior to the Closing Date.

7.3  Additional Conditions to the Obligations of Applied Spectrum. The obligations of Applied Spectrum to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Applied Spectrum:

(a) Representations and Warranties. Each representation and warranty of the Affiliated Companies and the Shareholders contained in this Agreement (i) shall have been true and correct in all material respects as of the date of this Agreement and (ii) shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing. Applied Spectrum shall have received a certificate with respect to the foregoing signed on behalf of the Affiliated Companies by an authorized officer of the Affiliated Companies and by each Shareholder with respect to the foregoing (“Closing Certificate”).

(b) Agreements and Covenants. The Affiliated Companies and Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(c) Consents. The Affiliated Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Affiliated Companies. The Affiliated Companies have received all certificates, registrations, approvals and permits required by any applicable national, foreign, provincial and local governing bodies and regulatory authorities to permit the Affiliated Companies: (i) to be listed or quoted, through Applied Spectrum’s ownership of all Shares of the Company, as a public company on a U.S. exchange or quotation system following the Closing, and (ii) to operate their respective businesses following the Closing. Each of the Shareholders who are subject to Circular 75 under the laws and regulations of the People’s Republic of China shall have made any filings required thereunder.

(d) Material Adverse Effect. No Material Adverse Effect with respect to the Affiliated Companies shall have occurred since the date of this Agreement.

(e) Accountant Undertaking. The Company shall have delivered to Applied Spectrum in a timely manner the Accountant Undertaking, in a form satisfactory to Applied Spectrum.

(f) Closing Payment. At Closing, the Affiliated Companies shall have made the Company Closing Payment required by Section 6.12.

(g) D&O Information. The Company shall have delivered the Questionnaires in a timely manner, and the D&O Information shall be acceptable to Applied Spectrum.

(h) Change of Accountant Form 8-K; Press Release. The Company shall have delivered the Change of Accountant Form 8-K and Press Release to Applied Spectrum, each in a form acceptable to Applied Spectrum.

(i) Financial Advisory Agreement. The Financial Advisory Agreement between Applied Spectrum and Keating Securities in the form of Exhibit D hereto, has been authorized and approved by Applied Spectrum’s board of directors, shall be executed at the Closing by Applied Spectrum and Keating Securities, and shall be accepted in writing by the Company.

(j) Legal Opinion by Affiliated Companies’ Counsel. The legal counsel of the Affiliated Companies in the U.S., Hong Kong SAR and the People’s Republic of China shall have each issued its legal opinion, in the English language and addressed to Applied Spectrum and KI Equity, that (i) each of the Affiliated Companies are duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and have the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned to be conducted, (ii) that the authorized and registered capital and the shares of capital stock outstanding of the Affiliated Companies are in accordance with the representations set forth in Section 3.3 hereof, (iii) that the Shares are owned by the Shareholders as set forth in Schedule 1.1, (iv) that all issuances of the Shares are in compliance with applicable laws (including applicable securities laws), (v) that the Company’s Material Contracts (including contracts relating to intellectual property rights of the Company and the Affiliated Companies) are each valid and binding upon and enforceable against each of the parties thereto under the laws of any other jurisdiction which may be applicable, (vi) the Affiliated Companies own the Real Property, (vii) the Company has all proper authority to enter into this Agreement and the transactions contemplated hereunder, and this Agreement and the transactions contemplated hereunder have been duly authorized and approved by each of their board of directors or comparable governing body and their members or stockholders, and this Agreement and the transactions contemplated hereunder do not require any consents or approvals from any governmental bodies or authorities, and (viii) such other matters as reasonably requested by Applied Spectrum.

(k) Repayment of Affiliate Obligations. At the Closing Date, all amounts owed to the Affiliated Companies by each Shareholder and any person to become an officer or director of Applied Spectrum following Closing and their respective affiliates (regardless of whether such amounts are due and payable) shall have been paid in full.

(l) Other Deliveries. At Closing, the Company and/or Shareholders shall have delivered: (i) to Applied Spectrum, documents evidencing the exchange of Shares owned by Shareholders, in accordance with Section 1.5, (ii) to the Escrow Agent, stock powers duly endorsed in blank by each Shareholder, for the transfer of the Escrow Shares as provided in Section 1.8 hereof, (ii) to Applied Spectrum, copies of resolutions and actions taken the each Affiliated Company’s board of directors or comparable governing body and its members or stockholders in connection with the approval of this Agreement and the transactions contemplated hereunder, and (iii) to Applied Spectrum, such other documents or certificates as shall reasonably be required by Applied Spectrum and its counsel in order to consummate the transactions contemplated hereunder.

(m)  Due Diligence; Schedules. Prior to Closing, Applied Spectrum and/or KI Equity shall have completed a due diligence review of the Affiliated Companies (including corporate, legal, business, operations and background checks of persons to be appointed officers and directors of Applied Spectrum following the Closing), and such due diligence review shall be acceptable and satisfactory to Applied Spectrum in its sole discretion. Prior to Closing, the Company shall have delivered to Applied Spectrum any and all necessary schedules with exceptions to the representations and warranties contained in this Agreement in such form as may be acceptable to Applied Spectrum.

(n) Guarantee and Assumption Agreement. Each of the Affiliated Companies shall have delivered a certain Guarantee and Assumption Agreement in such form as reasonably acceptable to Applied Spectrum.

(o) After Market Support Agreement. At or prior to the Closing, the Company and Applied Spectrum shall have executed and delivered an after market support agreement (“AMS Agreement”) with Aftermarket Support, LLC, in the form attached hereto as Exhibit D.

(p)  Placement Agreement. At or prior to Closing, the Company and Keating Securities shall have executed and delivered the Placement Agreement.

(q) D&O Insurance. Prior to Closing, the Company shall have appointed an agent of record satisfactory to KI Equity for D&O insurance, which D&O insurance shall be bound and take effect within ninety days of Closing.

ARTICLE VIII

SURVIVAL AND INDEMNIFICATION

8.1 Survival. Except as specifically set forth in Article II and Sections 6.1, 6.3, 6.10, 6.11, 6.14, 8.2, 9.2, 9.3, 9.6 and 10.1, and such other provisions contained herein which contemplates the performance of any agreement or covenant by any party hereto after the Closing (“Surviving Provisions”), all representations, warranties, agreements and covenants contained in or made pursuant to this Agreement by any party hereto or contained in any Schedule hereto shall not survive the Closing, and no claims made by virtue of such representations, warranties, agreements and covenants shall be made or commenced by any party hereto from and after the Closing. The agreements and covenants of any party contained in the Surviving Provisions which require or contemplate performance by such party after the Closing shall survive (and not be affected in any respect by) the Closing and may be enforced by the parties hereto.

8.2  Indemnification by Shareholders. Each Shareholder and XIA Shareholder hereby jointly and severally indemnifies and holds harmless, and agrees to indemnify and hold harmless, Applied Spectrum (from and after the Closing), and its respective directors, officers, shareholders, employees, advisors and agents (collectively, the “Indemnified Parties”) against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against any one or more of the Indemnified Parties, (1) based upon, resulting from or arising out of, or as to which there was, any material breach or inaccuracy of any representation or warranty contained in Article II of this Agreement, or (2) based upon, resulting from or arising out of any present or future claim, action, suit or proceeding brought or asserted against any Indemnified Party by or on behalf of any Person who, at any time prior to the Closing, had (or purports to have had) any equity interest in the Affiliated Companies, and (ii) any cost or expense (including reasonable attorneys’ fees and court costs) incurred by the Indemnified Parties or any of them in connection with the foregoing including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights hereunder. The provisions of this Section 8.2 shall survive (and not be affected in any respect by) the Closing.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of Applied Spectrum and the Company;

(b) by either Applied Spectrum or the Company if the Transaction shall not have been consummated for any reason by November 30, 2006; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Applied Spectrum or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

(d) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Applied Spectrum set forth in this Agreement, or if any representation or warranty of Applied Spectrum shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Applied Spectrum’s representations and warranties or breach by Applied Spectrum is curable by Applied Spectrum prior to the Closing Date, then the Company may not terminate this Agreement under this Section 9.1(d) for thirty (30) days after delivery of written notice from the Company to Applied Spectrum of such breach, provided Applied Spectrum continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by Applied Spectrum is cured during such thirty (30)-day period); or

(e) by Applied Spectrum, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Shareholders set forth in this Agreement, or if any representation or warranty of the Company or Shareholders shall have become materially untrue, in either case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company’s or Shareholders’ representations and warranties or breach by the Company or Shareholders is curable by the Company or Shareholders prior to the Closing Date, then Applied Spectrum may not terminate this Agreement under this Section 9.1(e) for thirty (30) days after delivery of written notice from Applied Spectrum to the Company and Shareholders of such breach, provided the Company and Shareholders continue to exercise commercially reasonable efforts to cure such breach (it being understood that Applied Spectrum may not terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by the Company or Shareholders is cured during such thirty (30)-day period).

9.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 9.1 above will be effective immediately upon (or, if the termination is pursuant to Section 9.1(d) or Section 9.1(e) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except as set forth in this Section 9.2, Section 9.3 and Article XI (General Provisions), each of which shall survive the termination of this Agreement.

9.3 Fees and Expenses. Except as provided in Sections 6.11 and 6.12, all fees and expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. The parties further agree that, whether or not the Transaction is consummated, the Affiliated Companies shall be responsible for any and all costs and expenses incurred in connection with the preparation and filing of the Transaction Form 8-K (including the preparation of the U.S. GAAP Financial Statements and the Pro Forma Financial Statements contained therein). The principals of Anslow & Jaclin, LLP shall be issued 423,294 shares of Applied Spectrum Common Stock at Closing in exchange for the shares of capital stock of the Company issued to it as payment of legal fees pursuant to the engagement letter dated February 28, 2006 by Benda and Anslow & Jaclin, LLP.

9.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Applied Spectrum, the Company and each Shareholder and XIA Shareholder. No amendment to the rights and obligations of KI Equity under this Agreement shall be effective unless signed in writing by KI Equity.

9.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9.6 Rescission. The parties and Anslow & Jaclin, LLP (“Escrow Agent”) shall enter into an agreement (the “Escrow Agreement”) in substantially the form attached hereto as Exhibit D, which shall provide that, following the Closing, the certificates of Applied Spectrum Common Stock to be delivered to the Shareholders in connection with the Transaction, and the certificates representing the Shares owned by the Shareholders, shall be delivered to Escrow Agent and held by Escrow Agent until Applied Spectrum and KI Equity have provided written notice to Escrow Agent of the closing of the Financing and the filing of the Registration Statement. In the event the Financing fails to close or the Registration Statement is not filed for whatever reason within three (3) business days following the Closing or such later time as mutually agreed to by the Company, Applied Spectrum and KI Equity, but not more than ten (10) business days following the Closing, the parties hereto agree that this Agreement is hereby rescinded and the transactions hereunder shall be voided ab initio (the “Rescission”). The Escrow Agreement shall provide that in the event of the Rescission: (i) Escrow Agent shall promptly deliver to Applied Spectrum the certificates representing Applied Spectrum Common Stock (subject to adjustment for any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares occurring after the Closing with respect to such Applied Spectrum Common Stock); (ii) Escrow Agent shall promptly deliver to each of the Shareholders any of the certificates representing the Shares then held by it; and (iii) Escrow Agent shall deliver the signed resignations of all of the then current officers and directors of Applied Spectrum together with a written consent action of all of the then current directors appointing Kevin R. Keating as the sole director of Applied Spectrum.

Notwithstanding anything contained herein to the contrary, in the event this Agreement is rescinded and the transactions consummated hereunder are voided ab initio, the Company agrees to indemnify and hold harmless, Applied Spectrum against (i) any and all liabilities, obligations, losses, damages, claims, actions, Liens and deficiencies which exist, or which may be imposed on, incurred by or asserted against Applied Spectrum or any of its assets, based upon, resulting from or arising out of, the management, operation and ownership of Applied Spectrum from and after the Closing and through and including the effective date of the Rescission, and (ii) any cost or expense (including reasonable attorneys’ fees and court costs) incurred by Applied Spectrum in connection with the foregoing (including, without limitation, any cost or expense incurred by Applied Spectrum in enforcing its rights pursuant to this Section 9.6). The parties hereto agree that the provisions of this Section 9.6 shall survive the Closing.

ARTICLE X

POST-CLOSING COVENANTS

10.1  Post-Closing Covenants. The Shareholders, the XIA Shareholders and the Company acknowledge that the agreements contained in this Section 10.1 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Applied Spectrum would not enter into this Agreement. The parties hereto acknowledge and agree that the failure by Applied Spectrum or the Affiliated Companies to satisfy, perform and comply with the covenants set forth in this Section 10.1 (“Post-Closing Covenants”) following the Closing will have a material adverse effect on Applied Spectrum and the investment of KI Equity in Applied Spectrum. During the period beginning upon the Closing and ending on the first anniversary of the Closing, Applied Spectrum agrees to satisfy, perform and comply with, and the Shareholders and the Company agree to cause Applied Spectrum and the Affiliated Companies to satisfy, perform, and comply with, the following agreements and covenants:

(a)  Remain a Section 12(g) reporting company in compliance with and current in its reporting requirements under the Exchange Act, and to remain quoted on, at a minimum, the OTC BB.

(b) Within ninety days following the Closing, Applied Spectrum’s board of directors will satisfy the independence, audit and compensation committee and other corporate governance requirements under the SOX Act, the rules and regulations promulgated by the SEC, and the requirements of either NASDAQ or AMEX as selected by Applied Spectrum, whether or not Applied Spectrum Common Stock is listed or quoted, or qualifies for listing or quotation, on such national exchanges.

(c) Applied Spectrum files within the statutory time limits any required filings or notifications with the SEC, and any other federal, state or regulatory agency including any agency or organization with jurisdiction over any exchange on which Applied Spectrum’s securities are listed or traded, and responds in a timely manner, and to the satisfaction of the SEC, to any review or inquiry by the SEC to the Transaction Form 8-K and the U.S. GAAP Financial Statements contained therein.

(d) (i) Certify in writing to any person holding restricted shares of Applied Spectrum Common Stock as of the date of this Agreement that Applied Spectrum has filed all of the reports required to be filed by it under the Exchange Act to enable such person to sell such person’s restricted stock under Rule 144 or 145, as may be applicable in the circumstances, or will inform such person in writing that it has not filed any such report or reports, upon being informed in writing by such person of its intent to sell any shares under Rule 144 or Rule 145 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), (ii) if any certificate representing any restricted shares of Applied Spectrum Common Stock is presented to Applied Spectrum’s Transfer Agent for registration of transfer in connection with any sale theretofore made or to be made under Rule 144 or 145, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Applied Spectrum and its counsel that such transfer has complied with the requirements of Rule 144 or 145 (“Opinion”), as the case may be, promptly instruct the Transfer Agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144 or 145, as the case may be, free of any stop transfer order or restrictive legend, and (iii) in the event Applied Spectrum’s counsel is unwilling or unable to issue such Opinion, Applied Spectrum hereby agrees to accept, and shall instruct its counsel to accept such other reasonable counsel selected by KI Equity, and Applied Spectrum and its counsel shall hereby authorize the Transfer Agent to accept such legal opinion of such other reasonable counsel selected by KI Equity for such purposes (“Transfer Agent Authorization”), which Transfer Agent Authorization shall be delivered to Transfer Agent prior to Closing, with a copy to KI Equity.

(e) Applied Spectrum and the Company shall be in compliance with the terms and conditions of the AMS Agreement.

(f) Hold meetings of Applied Spectrum’s board of directors at least once each fiscal quarter during the fiscal years ending December 31, 2006 and 2007; and schedule regular meetings for the audit and compensation committee, with advance notice to all directors, and insure that such committee meetings are properly held as scheduled.

(g) Engage certified public accountants that are at all times registered with PCAOB and, in the event Applied Spectrum’s certified public accountants resign or are terminated for any reason, Applied Spectrum shall promptly engage a new certified public accountant registered with PCAOB.

(h) Adopt proper disclosure, insider trading and code of ethics policies to the extent required by law or applicable regulation.

(i)  Pay, when due, all transfer agent fees, listing fees and any other fees the non-payment of which may adversely effect compliance with applicable laws and regulations (including securities laws and regulations) or the listing or quotation of Applied Spectrum’s securities.

(j) File all tax returns of any kind in a timely manner, and pay, when due, all tax obligations of any kind or nature.

(k) Within ninety (90) days following the Closing, Applied Spectrum’s board of directors will hire a Chief Financial Officer fluent in English who is satisfactory to KI Equity.

ARTICLE XI

GENERAL PROVISIONS

11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a) if to Applied Spectrum, to:

Applied Spectrum Technologies, Inc.
936 Beachland Boulevard, Suite 13
Vero Beach, FL USA 32963
Attn: Kevin R. Keating, President
(772) 231-7544 telephone
(772) 231-5947 telecopy

(b) if to the Company or Shareholders (or if to Applied Spectrum after the Closing), to:

Ever Leader Holdings Limited
23/F, Changjiang Plaza, 1 Mingquan Lu
Wuhan 430021, P.R. China
Attn: Yiqing Wan
011 86 27 8537 5532 telephone
011 86 27 8537 5851 telecopy

with a copy to:

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attn: Richard I. Anslow, Esq.
(732) 409-1212 telephone
(732) 577-1188 telecopy

(c) if to KI Equity, to:

KI Equity Partners III, LLC
5251 DTC Parkway, Suite 1090
Greenwood Village, CO 80111
Attn: Timothy J. Keating
(720) 889-0131 telephone
(303) 728-3531 telecopy

11.2 Interpretation.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

(b) For purposes of this Agreement, the term “Material Adverse Effect” when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions, (c) changes affecting the industry generally in which the Affiliated Companies or Applied Spectrum operates, or (d) any SEC rulemaking requiring enhanced disclosure of reverse merger transactions with a public shell.

(c) For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

(d) An individual will be deemed to have “Knowledge” of a particular fact or other matter if (a) such individual is actually aware of such fact or other matter, or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or existence of such fact or other matter. A Person other than an individual will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is a director, officer, general partner, or managing member of such Person (or any individual in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

(e) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The signatures hereto may be evidenced by facsimile copy or in electronic form, each of which shall be treated as original signatures hereto.

11.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof,; and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement). KI Equity is a third-party beneficiary of the certain provisions contained herein to which KI Equity derives a benefit and, with respect to such provisions, KI Equity has the right to enforce them as if it were a signatory to this Agreement.

11.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

11.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 11.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association (“AAA”) in its office in New York, New York USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in New York, New York USA. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

APPLIED SPECTRUM TECHNOLOGIES, INC.

By:/s/ Kevin R. Keating, President
KI EQUITY PARTNERS III, LLC

By:/s/ Timothy J. Keating, Manager
EVER LEADER HOLDINGS LIMITED

By: /s/ Yiqing Wan, Director

SHAREHOLDERS:

/s/ John Eliasov, Individually

/s/ Richard I. Anslow, Individually

/s/ Gregg E. Jaclin, Individually

/s/ Huilian Song, Individually

MOVEUP INVESTMENTS LIMITED

BY:/s/ Shaoping Lu, Director

/s/ Lifang Cai, Individually

/s/ Yunlong Guo, Individually

/s/ Yuanfu Xie, Individually

XIA PHARMACEUTICAL, INC.

BY: /s/ Yiqing Wan, Director

/s/ Youliang Tang, Individually

/s/ Ming Guo, Individually

/s/ Hua Xu, Individually

/s/ Hui Xu, Individually

/s/ Ping Xu, Individually

/s/ Su Wang, Individually

/s/ Kai Wang, Individually

/s/Xiangzhi Zhou, Individually

/s/Hanfen Zhang, Individually

/s/Lim Sin Hiok, Individually

/s/Tong Siew Chung, Individually

XIA SHAREHOLDERS:

By:/s/ Yiqing Wan, Individually
By:/s/ Wei Xu, Individually

Index of Exhibits and Schedules

Exhibits

Exhibit A -Voting Agreement

Exhibit B - Escrow Agreement

Exhibit C - Financial Advisory Agreement

Exhibit D - After Market Support Agreement

Schedules

Schedule 1.1 Ownership of Shares

Schedule 3.1 Organization and Qualification

Schedule 3.2 Subsidiaries

Schedule 3.3 Capitalization

Schedule 3.6 Compliance

Schedule 3.8 Undisclosed Liabilities

Schedule 3.9 Absence of Certain Changes or Events

Schedule 3.10 Litigation

Schedule 3.11 Employee Benefit Plans

Schedule 3.12 Labor Matters

Schedule 3.13 Restrictions on Business Activities

Schedule 3.14 Property

Schedule 3.15 Tax Returns and Audits

Schedule 3.16 Environmental Matters

Schedule 3.17 Brokers; Third Party Expenses

Schedule 3.18 Intellectual Property

Schedule 3.19 Agreements, Contracts and Commitments

Schedule 3.20 Insurance

Schedule 3.21 Governmental Actions/Filings; Approvals

Schedule 3.22 Interested Party Transactions

Schedule 3.24 Management

Schedule 4.3 Capitalization

Schedule 4.6 Compliance

Schedule 4.8 Undisclosed Liabilities

Schedule 4.9 Absence of Certain Changes or Events

Schedule 4.10 Litigation

Schedule 4.11 Employee Benefit Plans

Schedule 4.15 Taxes

Schedule 4.16 Environmental Matters

Schedule 4.19 Agreements, Contracts and Commitments

Schedule 4.21 Governmental Actions/Filings

Schedule 4.22 Interested Party Transactions

Schedule 4.23 Indebtedness; Applied Spectrum Assets

Schedule 5.1 Conduct of Business by the Affiliated Companies and Applied Spectrum